Filed Pursuant to Rule 424(b)(3)

1933 Act File No. 333-251349

PROSPECTUS SUPPLEMENT

(To Base Prospectus dated May 26, 2021 and Prospectus Supplement dated October 21, 2021)

ArrowMark Financial Corp.

Effective February 24, 2022, StoneCastle Financial Corp. changed its name to ArrowMark Financial Corp. Also effective on February 24, 2022, StoneCastle-ArrowMark Asset Management, LLC changed its name to ArrowMark Asset Management, LLC.

Accordingly, all references to StoneCastle Financial Corp. in the Prospectus and Statement of Additional Information dated May 26, 2021, and Prospectus Supplement dated October 21, 2021 are hereby replaced with references to ArrowMark Financial Corp., and all references to StoneCastle-ArrowMark Asset Management, LLC are hereby replaced with references to ArrowMark Financial Corp.

Please retain this supplement for future reference.